                                                Exhibit 99.1
First Financial Bancorp Announces First Quarter 2024
Financial Results and Quarterly Dividend

•Earnings per diluted share of $0.53; $0.59 on an adjusted(1) basis
•Return on average assets of 1.18%; 1.30% on an adjusted(1) basis
•Net interest margin on FTE basis(1) of 4.10%
•Acquired Agile Premium Finance
•Loan growth of $271.9 million; 10.0% on an annualized basis
•Tangible common equity ratio increased to 7.23%
•Quarterly dividend of $0.23 approved by Board of Directors

Cincinnati, Ohio - April 25, 2024. First Financial Bancorp. (Nasdaq: FFBC) (“First Financial” or the “Company”) announced financial results for the three months ended March 31, 2024.

For the three months ended March 31, 2024, the Company reported net income of $50.7 million, or $0.53 per diluted common share. These results compare to net income of $56.7 million, or $0.60 per diluted common share, for the fourth quarter of 2023.

Return on average assets for the first quarter of 2024 was 1.18% while return on average tangible common equity was 17.35%(1). These compare to return on average assets of 1.31% and return on average tangible common equity of 21.36%(1) in the fourth quarter of 2023.

First quarter 2024 highlights include:

•Net interest margin of 4.05%, or 4.10% on a fully tax-equivalent basis(1)
◦16 bp decrease to 4.10% from 4.26% in the fourth quarter due to increasing funding costs
◦Decline from linked quarter driven by 19 bp increase in funding costs, which was partially offset by modestly higher asset yields

•Noninterest income of $46.5 million, or $51.7 million as adjusted(1)
◦Strong leasing business income of $14.6 million
◦Wealth management continues strong performance; 9.6% increase from linked quarter
◦Foreign exchange and client derivative fees improved from lower levels in fourth quarter
◦Adjusted(1) $5.2 million for losses on sales of investment securities related to repositioning of a portion of the portfolio
•Noninterest expenses of $122.4 million, or $121.0 million as adjusted(1)
◦Increase from fourth quarter driven by seasonal payroll taxes and increased variable compensation tied to fee income
◦First quarter adjustments(1) include $0.2 million FDIC special assessment and $1.1 million of other costs such as acquisition, severance and branch consolidation costs
◦Efficiency ratio of 62.7%; 60.4% as adjusted(1)

•Acquired Agile Premium Finance on February 29, 2024
◦Lends primarily to commercial customers to finance insurance premiums
◦$93.4 million in loan balances at acquisition; $119.0 million at March 31, 2024
◦$5.6 million of intangible assets, including $1.8 million of goodwill and $2.7 million customer list

_________________________________________________________________________________________
(1) Non-GAAP measure. For details on the calculation of these non-GAAP financial measures and a reconciliation to the GAAP financial measure, see the sections titled “Use of Non-GAAP Financial Measures” in this release and “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.

•Solid loan growth during the quarter
◦Loan balances increased $271.9 million compared to the linked quarter; includes $93.4 million acquired in Agile transaction
◦Growth of 10.0% on an annualized basis driven by Investor CRE and acquisition of Agile

•Modest average deposit growth during the quarter
◦Average deposits increased $76.3 million, or 2.3% on an annualized basis; First quarter included approximately $100 million of seasonal business deposit outflows
◦Growth in money market accounts and retail CDs offset declines in noninterest bearing checking, savings and public funds

•Total Allowance for Credit Losses of $160.4 million; Total quarterly provision expense of $11.2 million
◦Loans and leases - ACL of $144.3 million; ratio to total loans of 1.29% unchanged from fourth quarter
◦Unfunded Commitments - ACL of $16.2 million; decreased $2.3 million from linked quarter
◦Provision expense driven by net charge-offs and loan growth; Classified assets increased to $162.3 million
◦Annualized net charge-offs were 38 bps of total loans; 8 bps decline from linked quarter
◦NPAs to total assets of 0.34%; 4 bp, or 10.5% decline from linked quarter

•Capital ratios stable and strong
◦Total capital ratio increased 5 bps to 14.31%
◦Tier 1 common equity decreased 6 bps to 11.67%
◦Tangible common equity increased 6 bps to 7.23%(1); 9.18%(1) excluding impact from AOCI
◦Tangible book value per share of $12.50(1);1.0% increase from linked quarter

Additionally, the board of directors approved a quarterly dividend of $0.23 per common share for the next regularly scheduled dividend, payable on June 17, 2024 to shareholders of record as of June 3, 2024.

Archie Brown, President and CEO, commented on the quarter, “I am pleased with our first quarter results and encouraged by our trends, several of which were bolstered by actions we took during the quarter. These actions included a repositioning of a portion of the investment portfolio, a workforce efficiency initiative, and the acquisition of Agile Premium Finance. We also commenced the restructuring of a portion of our bank owned life insurance portfolio, which is expected to increase income in the back half of the year.”

Mr. Brown continued, “Adjusted(1) earnings per share were $0.59, which resulted in an adjusted(1) return on assets of 1.30% and an adjusted(1) return on tangible common equity of 19.1%. At 4.10%, the net interest margin remains very strong. Asset yields remained steady during the quarter, however, as expected, the continued rise of funding costs negatively impacted our net interest margin. Additionally, loan growth was robust for the second consecutive quarter with balances increasing by 10% on an annualized basis. Average deposit growth slowed for the quarter to a 2.3% annualized growth rate and included a seasonal outflow of business deposits in the first part of the quarter.”

Mr. Brown continued, “I am also pleased that noninterest income rebounded from the fourth quarter with increases across most of our fee revenue areas. During the quarter, we incurred a loss on the sale of investment securities associated with the repositioning of a portion of the investment portfolio. This repositioning has a very short earnback and should enhance our asset yields going forward. We also intensified our focus on expenses during the first quarter. Our workforce efficiency initiative resulted in the reduction of 43 associates during the quarter and we will continue to evaluate additional expense reductions throughout 2024. While expenses increased on a linked quarter basis, most of the increase was related to seasonal employee costs and variable compensation tied to the increase in fee income.”

Mr. Brown discussed the Agile acquisition, “We are excited to add Agile to our mix of specialty businesses. Agile operates an impressive business model, which originates high-quality, short duration loans at attractive yields. At closing, we acquired $93 million in loans, which grew to $119 million at quarter end. We believe Agile will further diversify the loan portfolio and is a perfect complement to our Oak Street and commercial banking businesses.”

Mr. Brown commented on asset quality, “Asset quality was stable for the quarter. Net charge-offs declined for the second consecutive quarter to 38 basis points and were primarily driven by charges on two office loans that had been on nonaccrual since early 2023. These two loans have been charged down to their net realizable value and no other office loans were considered classified at the end of the first quarter. Overall, classified assets increased 12 basis points to 0.92% of assets, while nonperforming assets declined 9.8% from the prior quarter.”

Mr. Brown concluded, “I am pleased with our quarter and with the work our teams are doing to continuously improve the Company. While we are in a difficult operating environment for the industry, I am encouraged by our results and trends, and I expect we will have another strong year.”

Full detail of the Company’s first quarter 2024 performance is provided in the accompanying financial statements and slide presentation.

Teleconference / Webcast Information
First Financial’s executive management will host a conference call to discuss the Company’s financial and operating results on Friday, April 26, 2024 at 8:30 a.m. Eastern Time. Members of the public who would like to listen to the conference call should dial (888) 550-5723 (U.S. toll free) or (646) 960-0471 (U.S. local), access code 5048068. The number should be dialed five to ten minutes prior to the start of the conference call. A replay of the conference call will be available beginning one hour after the completion of the live call at (800) 770-2030 (U.S. toll free), (647) 362-9199 (U.S. local), access code 5048068. The recording will be available until May 10, 2024. The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company’s website at www.bankatfirst.com. The webcast will be archived on the Investor Relations section of the Company’s website for 12 months.

Press Release and Additional Information on Website
This press release as well as supplemental information are available to the public through the Investor Relations section of First Financial's website at www.bankatfirst.com.

Use of Non-GAAP Financial Measures
This earnings release contains GAAP financial measures and Non-GAAP financial measures where management believes it to be helpful in understanding the Company’s results of operations or financial position. Where Non-GAAP financial measures are used, the comparable GAAP financial measures, as well as a reconciliation to the comparable GAAP financial measure, can be found in the section titled “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.

Forward-Looking Statements

Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements.

As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements.  Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements.  Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation:

•economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business;
•future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses
•the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry;
•Management’s ability to effectively execute its business plans;
•mergers and acquisitions, including costs or difficulties related to the integration of acquired companies;
•the possibility that any of the anticipated benefits of the Company’s acquisitions will not be realized or will not be realized within the expected time period;
•the effect of changes in accounting policies and practices;
•changes in consumer spending, borrowing and saving and changes in unemployment;
•changes in customers’ performance and creditworthiness;
•the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;

•current and future economic and market conditions, including the effects of changes in housing prices, fluctuations in unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth;
•the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the impact on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products;
•our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;
•financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;
•the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale;
•the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses;
•a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks;
•the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; and
•our ability to develop and execute effective business plans and strategies.

Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2023, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov.

All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing.  Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

About First Financial Bancorp.
First Financial Bancorp. is a Cincinnati, Ohio based bank holding company. As of March 31, 2024, the Company had $17.6 billion in assets, $11.2 billion in loans, $13.5 billion in deposits and $2.3 billion in shareholders’ equity. The Company’s subsidiary, First Financial Bank, founded in 1863, provides banking and financial services products through its six lines of business: Commercial, Retail Banking, Investment Commercial Real Estate, Mortgage Banking, Commercial Finance and Wealth Management. These business units provide traditional banking services to business and retail clients. Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $3.6 billion in assets under management as of March 31, 2024. The Company operated 130 full service banking centers as of March 31, 2024, located in Ohio, Indiana, Kentucky and Illinois, while the Commercial Finance business lends into targeted industry verticals on a nationwide basis. Additional information about the Company, including its products, services and banking locations, is available at www.bankatfirst.com.

Contact Information
Investors/Analysts                    Media
Jamie Anderson                        Tim Condron
Chief Financial Officer                    Marketing Communications Manager
(513) 887-5400                        (513) 979-5796
InvestorRelations@bankatfirst.com            media@bankatfirst.com

Selected Financial Information
March 31, 2024
(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended,
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2024	2023	2023	2023	2023
RESULTS OF OPERATIONS
Net income	$50,689	$56,732	$63,061	$65,667	$70,403
Net earnings per share - basic	$0.54	$0.60	$0.67	$0.70	$0.75
Net earnings per share - diluted	$0.53	$0.60	$0.66	$0.69	$0.74
Dividends declared per share	$0.23	$0.23	$0.23	$0.23	$0.23

KEY FINANCIAL RATIOS
Return on average assets	1.18%	1.31%	1.48%	1.55%	1.69%
Return on average shareholders' equity	9.00%	10.50%	11.62%	12.32%	13.71%
Return on average tangible shareholders' equity (1)	17.35%	21.36%	23.60%	25.27%	29.02%

Net interest margin	4.05%	4.21%	4.28%	4.43%	4.51%
Net interest margin (fully tax equivalent) (1)(2)	4.10%	4.26%	4.33%	4.48%	4.55%

Ending shareholders' equity as a percent of ending assets	12.99%	12.94%	12.49%	12.54%	12.53%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets (1)	7.23%	7.17%	6.50%	6.56%	6.47%
Risk-weighted assets (1)	8.80%	8.81%	7.88%	8.03%	7.87%

Average shareholders' equity as a percent of average assets	13.09%	12.52%	12.70%	12.60%	12.29%
Average tangible shareholders' equity as a percent of
average tangible assets (1)	7.25%	6.57%	6.69%	6.57%	6.21%

Book value per share	$23.95	$23.84	$22.39	$22.52	$22.29
Tangible book value per share (1)	$12.50	$12.38	$10.91	$11.02	$10.76

Common equity tier 1 ratio (3)	11.67%	11.73%	11.60%	11.34%	11.00%
Tier 1 ratio (3)	12.00%	12.06%	11.94%	11.68%	11.34%
Total capital ratio (3)	14.31%	14.26%	14.19%	14.16%	13.79%
Leverage ratio (3)	9.75%	9.70%	9.59%	9.33%	9.03%

AVERAGE BALANCE SHEET ITEMS
Loans (4)	$11,066,184	$10,751,028	$10,623,734	$10,513,505	$10,373,302
Investment securities	3,137,665	3,184,408	3,394,237	3,560,453	3,635,317
Interest-bearing deposits with other banks	553,654	548,153	386,173	329,584	318,026
Total earning assets	$14,757,503	$14,483,589	$14,404,144	$14,403,542	$14,326,645
Total assets	$17,306,221	$17,124,955	$16,951,389	$16,968,055	$16,942,999
Noninterest-bearing deposits	$3,169,750	$3,368,024	$3,493,305	$3,663,419	$3,954,915
Interest-bearing deposits	10,109,416	9,834,819	9,293,860	9,050,464	8,857,226
Total deposits	$13,279,166	$13,202,843	$12,787,165	$12,713,883	$12,812,141
Borrowings	$1,139,014	$1,083,954	$1,403,071	$1,523,699	$1,434,338
Shareholders' equity	$2,265,562	$2,144,482	$2,153,601	$2,137,765	$2,082,210

CREDIT QUALITY RATIOS
Allowance to ending loans	1.29%	1.29%	1.36%	1.41%	1.36%
Allowance to nonaccrual loans	243.55%	215.10%	193.75%	276.70%	409.46%
Nonaccrual loans to total loans	0.53%	0.60%	0.70%	0.51%	0.33%
Nonperforming assets to ending loans, plus OREO	0.53%	0.60%	0.71%	0.51%	0.33%
Nonperforming assets to total assets	0.34%	0.38%	0.44%	0.32%	0.21%
Classified assets to total assets	0.92%	0.80%	0.82%	0.81%	0.94%
Net charge-offs to average loans (annualized)	0.38%	0.46%	0.61%	0.22%	0.00%
(1) Non-GAAP measure. For details on the calculation of these non-GAAP financial measures and a reconciliation to the GAAP financial measure, see the sections titled “Use of Non-GAAP Financial Measures” in this release and “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.
(2) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
(3) March 31, 2024 regulatory capital ratios are preliminary.
(4) Includes loans held for sale.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2024	2023
	First	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans and leases, including fees	$201,840	$197,416	$192,261	$184,387	$169,706	$743,770
Investment securities
Taxable	28,296	30,294	31,297	32,062	31,867	125,520
Tax-exempt	3,092	3,402	3,522	3,513	3,464	13,901
Total investment securities interest	31,388	33,696	34,819	35,575	35,331	139,421
Other earning assets	7,458	7,325	5,011	3,933	3,544	19,813
Total interest income	240,686	238,437	232,091	223,895	208,581	903,004

Interest expense
Deposits	76,075	69,193	57,069	44,292	31,456	202,010
Short-term borrowings	10,943	10,277	14,615	15,536	12,950	53,378
Long-term borrowings	4,928	5,202	4,952	4,835	4,857	19,846
Total interest expense	91,946	84,672	76,636	64,663	49,263	275,234
Net interest income	148,740	153,765	155,455	159,232	159,318	627,770
Provision for credit losses-loans and leases	13,419	8,804	12,907	12,719	8,644	43,074
Provision for credit losses-unfunded commitments	(2,259)	1,426	(1,234)	(1,994)	1,835	33
Net interest income after provision for credit losses	137,580	143,535	143,782	148,507	148,839	584,663

Noninterest income
Service charges on deposit accounts	6,912	6,846	6,957	6,972	6,514	27,289
Wealth management fees	6,676	6,091	6,943	6,713	6,334	26,081
Bankcard income	3,142	3,349	3,406	3,692	3,592	14,039
Client derivative fees	1,250	711	1,612	1,827	1,005	5,155
Foreign exchange income	10,435	8,730	13,384	15,039	16,898	54,051
Leasing business income	14,589	12,856	14,537	10,265	13,664	51,322
Net gains from sales of loans	3,784	2,957	4,086	3,839	2,335	13,217
Net gain (loss) on sale of investment securities	(5,277)	(851)	(4)	(384)	(19)	(1,258)
Net gain (loss) on equity securities	90	202	(54)	(82)	140	206
Other	4,911	6,102	5,761	5,377	5,080	22,320
Total noninterest income	46,512	46,993	56,628	53,258	55,543	212,422

Noninterest expenses
Salaries and employee benefits	74,037	70,637	75,641	74,199	72,254	292,731
Net occupancy	5,923	5,890	5,809	5,606	5,685	22,990
Furniture and equipment	3,688	3,523	3,341	3,362	3,317	13,543
Data processing	8,305	8,488	8,473	9,871	9,020	35,852
Marketing	1,962	2,087	2,598	2,802	2,160	9,647
Communication	795	707	744	644	634	2,729
Professional services	2,268	3,148	2,524	2,308	1,946	9,926
State intangible tax	877	984	981	964	985	3,914
FDIC assessments	2,780	3,651	2,665	2,806	2,826	11,948
Intangible amortization	2,301	2,601	2,600	2,601	2,600	10,402
Leasing business expense	9,754	8,955	8,877	6,730	7,938	32,500
Other	9,665	8,466	7,791	8,722	7,328	32,307
Total noninterest expenses	122,355	119,137	122,044	120,615	116,693	478,489
Income before income taxes	61,737	71,391	78,366	81,150	87,689	318,596
Income tax expense (benefit)	11,048	14,659	15,305	15,483	17,286	62,733
Net income	$50,689	$56,732	$63,061	$65,667	$70,403	$255,863

ADDITIONAL DATA
Net earnings per share - basic	$0.54	$0.60	$0.67	$0.70	$0.75	$2.72
Net earnings per share - diluted	$0.53	$0.60	$0.66	$0.69	$0.74	$2.69
Dividends declared per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.92

Return on average assets	1.18%	1.31%	1.48%	1.55%	1.69%	1.51%
Return on average shareholders' equity	9.00%	10.50%	11.62%	12.32%	13.71%	12.01%

Interest income	$240,686	$238,437	$232,091	$223,895	$208,581	$903,004
Tax equivalent adjustment	1,535	1,672	1,659	1,601	1,424	6,356
Interest income - tax equivalent	242,221	240,109	233,750	225,496	210,005	909,360
Interest expense	91,946	84,672	76,636	64,663	49,263	275,234
Net interest income - tax equivalent	$150,275	$155,437	$157,114	$160,833	$160,742	$634,126

Net interest margin	4.05%	4.21%	4.28%	4.43%	4.51%	4.36%
Net interest margin (fully tax equivalent) (1)	4.10%	4.26%	4.33%	4.48%	4.55%	4.40%

Full-time equivalent employees	2,116	2,129	2,121	2,193	2,066

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,	% Change	% Change
	2024	2023	2023	2023	2023	Linked Qtr.	Comp Qtr.
ASSETS
Cash and due from banks	$199,407	$213,059	$220,335	$217,385	$199,835	(6.4)%	(0.2)%
Interest-bearing deposits with other banks	751,290	792,960	452,867	485,241	305,465	(5.3)%	145.9%
Investment securities available-for-sale	2,850,667	3,021,126	3,044,361	3,249,404	3,384,949	(5.6)%	(15.8)%
Investment securities held-to-maturity	79,542	80,321	81,236	82,372	83,070	(1.0)%	(4.2)%
Other investments	125,548	129,945	133,725	141,892	143,606	(3.4)%	(12.6)%
Loans held for sale	11,534	9,213	12,391	15,267	9,280	25.2%	24.3%
Loans and leases
Commercial and industrial	3,591,428	3,501,221	3,420,873	3,433,162	3,449,289	2.6%	4.1%
Lease financing	492,862	474,817	399,973	360,801	273,898	3.8%	79.9%
Construction real estate	641,596	564,832	578,824	536,464	525,906	13.6%	22.0%
Commercial real estate	4,145,969	4,080,939	3,992,654	4,048,460	4,056,627	1.6%	2.2%
Residential real estate	1,344,677	1,333,674	1,293,470	1,221,484	1,145,069	0.8%	17.4%
Home equity	773,811	758,676	743,991	728,711	724,672	2.0%	6.8%
Installment	153,838	159,078	160,648	165,216	204,372	(3.3)%	(24.7)%
Credit card	60,939	59,939	56,386	55,911	53,552	1.7%	13.8%
Total loans	11,205,120	10,933,176	10,646,819	10,550,209	10,433,385	2.5%	7.4%
Less:
Allowance for credit losses	(144,274)	(141,433)	(145,201)	(148,646)	(141,591)	2.0%	1.9%
Net loans	11,060,846	10,791,743	10,501,618	10,401,563	10,291,794	2.5%	7.5%
Premises and equipment	198,428	194,740	192,572	192,077	188,959	1.9%	5.0%
Operating leases	161,473	153,214	136,883	132,272	153,986	5.4%	4.9%
Goodwill	1,007,656	1,005,868	1,005,868	1,005,828	1,005,738	0.2%	0.2%
Other intangibles	85,603	83,949	86,378	88,662	91,169	2.0%	(6.1)%
Accrued interest and other assets	1,067,244	1,056,762	1,186,618	1,078,186	1,076,033	1.0%	(0.8)%
Total Assets	$17,599,238	$17,532,900	$17,054,852	$17,090,149	$16,933,884	0.4%	3.9%

LIABILITIES
Deposits
Interest-bearing demand	$2,916,518	$2,993,219	$2,880,617	$2,919,472	$2,761,811	(2.6)%	5.6%
Savings	4,467,894	4,331,228	4,023,455	3,785,445	3,746,403	3.2%	19.3%
Time	2,896,860	2,718,390	2,572,909	2,484,780	2,336,368	6.6%	24.0%
Total interest-bearing deposits	10,281,272	10,042,837	9,476,981	9,189,697	8,844,582	2.4%	16.2%
Noninterest-bearing	3,175,876	3,317,960	3,438,572	3,605,181	3,830,102	(4.3)%	(17.1)%
Total deposits	13,457,148	13,360,797	12,915,553	12,794,878	12,674,684	0.7%	6.2%
FHLB short-term borrowings	700,000	800,000	755,000	1,050,300	1,089,400	(12.5)%	(35.7)%
Other	162,145	137,814	219,188	165,983	128,160	17.7%	26.5%
Total short-term borrowings	862,145	937,814	974,188	1,216,283	1,217,560	(8.1)%	(29.2)%
Long-term debt	343,236	344,115	340,902	339,963	342,647	(0.3)%	0.2%
Total borrowed funds	1,205,381	1,281,929	1,315,090	1,556,246	1,560,207	(6.0)%	(22.7)%
Accrued interest and other liabilities	649,706	622,200	694,700	595,606	577,497	4.4%	12.5%
Total Liabilities	15,312,235	15,264,926	14,925,343	14,946,730	14,812,388	0.3%	3.4%

SHAREHOLDERS' EQUITY
Common stock	1,632,971	1,638,972	1,636,054	1,632,659	1,629,428	(0.4)%	0.2%
Retained earnings	1,166,065	1,136,718	1,101,905	1,060,715	1,016,893	2.6%	14.7%
Accumulated other comprehensive income (loss)	(321,109)	(309,819)	(410,005)	(353,010)	(328,059)	3.6%	(2.1)%
Treasury stock, at cost	(190,924)	(197,897)	(198,445)	(196,945)	(196,766)	(3.5)%	(3.0)%
Total Shareholders' Equity	2,287,003	2,267,974	2,129,509	2,143,419	2,121,496	0.8%	7.8%
Total Liabilities and Shareholders' Equity	$17,599,238	$17,532,900	$17,054,852	$17,090,149	$16,933,884	0.4%	3.9%

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2024	2023	2023	2023	2023
ASSETS
Cash and due from banks	$204,119	$214,678	$211,670	$221,527	$218,724
Interest-bearing deposits with other banks	553,654	548,153	386,173	329,584	318,026
Investment securities	3,137,665	3,184,408	3,394,237	3,560,453	3,635,317
Loans held for sale	12,069	12,547	15,420	11,856	5,531
Loans and leases
Commercial and industrial	3,543,475	3,422,381	3,443,615	3,469,683	3,456,681
Lease financing	480,540	419,179	371,598	323,819	252,219
Construction real estate	603,974	540,314	547,884	518,190	536,294
Commercial real estate	4,101,238	4,060,733	4,024,798	4,050,946	4,017,021
Residential real estate	1,336,749	1,320,670	1,260,249	1,181,053	1,115,889
Home equity	765,410	750,925	735,251	726,333	728,185
Installment	157,663	160,242	164,092	172,147	205,934
Credit card	65,066	64,037	60,827	59,478	55,548
Total loans	11,054,115	10,738,481	10,608,314	10,501,649	10,367,771
Less:
Allowance for credit losses	(143,950)	(149,398)	(150,297)	(145,578)	(136,419)
Net loans	10,910,165	10,589,083	10,458,017	10,356,071	10,231,352
Premises and equipment	198,482	194,435	194,228	190,583	190,346
Operating leases	154,655	139,331	132,984	138,725	107,092
Goodwill	1,006,477	1,005,870	1,005,844	1,005,791	1,005,713
Other intangibles	84,109	85,101	87,427	89,878	92,587
Accrued interest and other assets	1,044,826	1,151,349	1,065,389	1,063,587	1,138,311
Total Assets	$17,306,221	$17,124,955	$16,951,389	$16,968,055	$16,942,999

LIABILITIES
Deposits
Interest-bearing demand	$2,895,768	$2,988,086	$2,927,416	$2,906,855	$2,906,712
Savings	4,399,768	4,235,658	3,919,590	3,749,902	3,818,807
Time	2,813,880	2,611,075	2,446,854	2,393,707	2,131,707
Total interest-bearing deposits	10,109,416	9,834,819	9,293,860	9,050,464	8,857,226
Noninterest-bearing	3,169,750	3,368,024	3,493,305	3,663,419	3,954,915
Total deposits	13,279,166	13,202,843	12,787,165	12,713,883	12,812,141
Federal funds purchased and securities sold
under agreements to repurchase	4,204	3,586	10,788	21,881	26,380
FHLB short-term borrowings	646,187	554,826	878,199	1,028,207	925,144
Other	146,127	185,221	175,682	132,088	139,195
Total short-term borrowings	796,518	743,633	1,064,669	1,182,176	1,090,719
Long-term debt	342,496	340,321	338,402	341,523	343,619
Total borrowed funds	1,139,014	1,083,954	1,403,071	1,523,699	1,434,338
Accrued interest and other liabilities	622,479	693,676	607,552	592,708	614,310
Total Liabilities	15,040,659	14,980,473	14,797,788	14,830,290	14,860,789

SHAREHOLDERS' EQUITY
Common stock	1,637,835	1,637,197	1,634,102	1,631,230	1,633,396
Retained earnings	1,144,447	1,111,786	1,076,515	1,034,092	989,777
Accumulated other comprehensive loss	(319,601)	(406,265)	(358,769)	(330,263)	(339,450)
Treasury stock, at cost	(197,119)	(198,236)	(198,247)	(197,294)	(201,513)
Total Shareholders' Equity	2,265,562	2,144,482	2,153,601	2,137,765	2,082,210
Total Liabilities and Shareholders' Equity	$17,306,221	$17,124,955	$16,951,389	$16,968,055	$16,942,999

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	March 31, 2024			December 31, 2023			March 31, 2023
	Balance	Interest	Yield	Balance	Interest	Yield	Balance	Interest	Yield
Earning assets
Investments:
Investment securities	$3,137,665	$31,388	4.01%	$3,184,408	$33,696	4.20%	$3,635,317	$35,331	3.94%
Interest-bearing deposits with other banks	553,654	7,458	5.40%	548,153	7,325	5.30%	318,026	3,544	4.52%
Gross loans (1)	11,066,184	201,840	7.32%	10,751,028	197,416	7.29%	10,373,302	169,706	6.63%
Total earning assets	14,757,503	240,686	6.54%	14,483,589	238,437	6.53%	14,326,645	208,581	5.90%

Nonearning assets
Allowance for credit losses	(143,950)			(149,398)			(136,419)
Cash and due from banks	204,119			214,678			218,724
Accrued interest and other assets	2,488,549			2,576,086			2,534,049
Total assets	$17,306,221			$17,124,955			$16,942,999

Interest-bearing liabilities
Deposits:
Interest-bearing demand	$2,895,768	$14,892	2.06%	$2,988,086	$14,480	1.92%	$2,906,712	$6,604	0.92%
Savings	4,399,768	29,486	2.69%	4,235,658	26,632	2.49%	3,818,807	7,628	0.81%
Time	2,813,880	31,697	4.52%	2,611,075	28,081	4.27%	2,131,707	17,224	3.28%
Total interest-bearing deposits	10,109,416	76,075	3.02%	9,834,819	69,193	2.79%	8,857,226	31,456	1.44%
Borrowed funds
Short-term borrowings	796,518	10,943	5.51%	743,633	10,277	5.48%	1,090,719	12,950	4.82%
Long-term debt	342,496	4,928	5.77%	340,321	5,202	6.06%	343,619	4,857	5.73%
Total borrowed funds	1,139,014	15,871	5.59%	1,083,954	15,479	5.67%	1,434,338	17,807	5.03%
Total interest-bearing liabilities	11,248,430	91,946	3.28%	10,918,773	84,672	3.08%	10,291,564	49,263	1.94%

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	3,169,750			3,368,024			3,954,915
Other liabilities	622,479			693,676			614,310
Shareholders' equity	2,265,562			2,144,482			2,082,210
Total liabilities & shareholders' equity	$17,306,221			$17,124,955			$16,942,999

Net interest income	$148,740			$153,765			$159,318
Net interest spread			3.26%			3.45%			3.96%
Net interest margin			4.05%			4.21%			4.51%

Tax equivalent adjustment			0.05%			0.05%			0.04%
Net interest margin (fully tax equivalent)			4.10%			4.26%			4.55%

(1) Loans held for sale and nonaccrual loans are included in gross loans.

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Linked Qtr. Income Variance			Comparable Qtr. Income Variance
	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investment securities	$(1,490)	$(818)	$(2,308)	$636	$(4,579)	$(3,943)
Interest-bearing deposits with other banks	140	(7)	133	693	3,221	3,914
Gross loans (2)	831	3,593	4,424	17,417	14,717	32,134
Total earning assets	(519)	2,768	2,249	18,746	13,359	32,105

Interest-bearing liabilities
Total interest-bearing deposits	$5,629	$1,253	$6,882	$34,464	$10,155	$44,619
Borrowed funds
Short-term borrowings	52	614	666	1,870	(3,877)	(2,007)
Long-term debt	(251)	(23)	(274)	33	38	71
Total borrowed funds	(199)	591	392	1,903	(3,839)	(1,936)
Total interest-bearing liabilities	5,430	1,844	7,274	36,367	6,316	42,683
Net interest income (1)	$(5,949)	$924	$(5,025)	$(17,621)	$7,043	$(10,578)

(1) Not tax equivalent.
(2) Loans held for sale and nonaccrual loans are included in gross loans.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY
(Dollars in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2024	2023	2023	2023	2023
ALLOWANCE FOR CREDIT LOSS ACTIVITY
Balance at beginning of period	$141,433	$145,201	$148,646	$141,591	$132,977
Provision for credit losses	13,419	8,804	12,907	12,719	8,644
Gross charge-offs
Commercial and industrial	2,695	6,866	9,207	2,372	730
Lease financing	3	4,244	76	90	13
Construction real estate	0	0	0	0	0
Commercial real estate	5,319	1	6,008	2,648	66
Residential real estate	65	9	10	20	0
Home equity	25	174	54	21	91
Installment	2,236	2,054	1,349	1,515	1,524
Credit card	794	363	319	274	217
Total gross charge-offs	11,137	13,711	17,023	6,940	2,641
Recoveries
Commercial and industrial	162	459	335	631	109
Lease financing	59	52	1	1	1
Construction real estate	0	0	0	0	0
Commercial real estate	38	93	39	153	2,238
Residential real estate	24	24	44	113	66
Home equity	80	178	125	232	80
Installment	145	210	87	90	54
Credit card	51	123	40	56	63
Total recoveries	559	1,139	671	1,276	2,611
Total net charge-offs	10,578	12,572	16,352	5,664	30
Ending allowance for credit losses	$144,274	$141,433	$145,201	$148,646	$141,591

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial and industrial	0.29%	0.74%	1.02%	0.20%	0.07%
Lease financing	(0.05)%	3.97%	0.08%	0.11%	0.02%
Construction real estate	0.00%	0.00%	0.00%	0.00%	0.00%
Commercial real estate	0.52%	(0.01)%	0.59%	0.25%	(0.22)%
Residential real estate	0.01%	0.00%	(0.01)%	(0.03)%	(0.02)%
Home equity	(0.03)%	0.00%	(0.04)%	(0.12)%	0.01%
Installment	5.33%	4.57%	3.05%	3.32%	2.89%
Credit card	4.59%	1.49%	1.82%	1.47%	1.12%
Total net charge-offs	0.38%	0.46%	0.61%	0.22%	0.00%

COMPONENTS OF NONACCRUAL LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans
Commercial and industrial	$14,532	$15,746	$17,152	$21,508	$13,971
Lease financing	3,794	3,610	7,731	4,833	175
Construction real estate	0	0	0	0	0
Commercial real estate	23,055	27,984	33,019	11,876	5,362
Residential real estate	12,836	14,067	12,328	11,697	11,129
Home equity	4,036	3,476	3,937	3,239	3,399
Installment	984	870	774	568	544
Total nonaccrual loans	59,237	65,753	74,941	53,721	34,580
Other real estate owned (OREO)	161	106	142	281	191
Total nonperforming assets	59,398	65,859	75,083	54,002	34,771
Accruing loans past due 90 days or more	820	2,028	698	873	159
Total underperforming assets	$60,218	$67,887	$75,781	$54,875	$34,930
Total classified assets	$162,348	$140,995	$140,552	$138,909	$158,984

CREDIT QUALITY RATIOS
Allowance for credit losses to
Nonaccrual loans	243.55%	215.10%	193.75%	276.70%	409.46%
Total ending loans	1.29%	1.29%	1.36%	1.41%	1.36%
Nonaccrual loans to total loans	0.53%	0.60%	0.70%	0.51%	0.33%
Nonperforming assets to
Ending loans, plus OREO	0.53%	0.60%	0.71%	0.51%	0.33%
Total assets	0.34%	0.38%	0.44%	0.32%	0.21%
Nonperforming assets, excluding accruing TDRs to
Ending loans, plus OREO	0.53%	0.60%	0.71%	0.51%	0.33%
Total assets	0.34%	0.38%	0.44%	0.32%	0.21%
Classified assets to total assets	0.92%	0.80%	0.82%	0.81%	0.94%

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY
(Dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended,
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2024	2023	2023	2023	2023
PER COMMON SHARE
Market Price
High	$23.68	$24.28	$24.02	$22.27	$26.24
Low	$21.04	$17.37	$19.19	$18.20	$21.30
Close	$22.42	$23.75	$19.60	$20.44	$21.77

Average shares outstanding - basic	94,218,067	94,063,570	94,030,275	93,924,068	93,732,532
Average shares outstanding - diluted	95,183,998	95,126,316	95,126,269	95,169,348	94,960,158
Ending shares outstanding	95,473,595	95,141,244	95,117,180	95,185,483	95,190,406

Total shareholders' equity	$2,287,003	$2,267,974	$2,129,509	$2,143,419	$2,121,496

REGULATORY CAPITAL	Preliminary
Common equity tier 1 capital	$1,582,113	$1,568,815	$1,527,793	$1,481,913	$1,432,332
Common equity tier 1 capital ratio	11.67%	11.73%	11.60%	11.34%	11.00%
Tier 1 capital	$1,626,899	$1,613,480	$1,572,248	$1,526,362	$1,476,734
Tier 1 ratio	12.00%	12.06%	11.94%	11.68%	11.34%
Total capital	$1,940,762	$1,907,441	$1,868,490	$1,851,144	$1,796,385
Total capital ratio	14.31%	14.26%	14.19%	14.16%	13.79%
Total capital in excess of minimum requirement	$516,704	$503,152	$485,580	$478,911	$428,700
Total risk-weighted assets	$13,562,455	$13,374,177	$13,170,574	$13,068,888	$13,025,567
Leverage ratio	9.75%	9.70%	9.59%	9.33%	9.03%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	12.99%	12.94%	12.49%	12.54%	12.53%
Ending tangible shareholders' equity to ending tangible assets (1)	7.23%	7.17%	6.50%	6.56%	6.47%
Average shareholders' equity to average assets	13.09%	12.52%	12.70%	12.60%	12.29%
Average tangible shareholders' equity to average tangible assets (1)	7.25%	6.57%	6.69%	6.57%	6.21%

REPURCHASE PROGRAM (2)
Shares repurchased	0	0	0	0	0
Average share repurchase price	N/A	N/A	N/A	N/A	N/A
Total cost of shares repurchased	N/A	N/A	N/A	N/A	N/A

(1) Non-GAAP measure. For details on the calculation of these non-GAAP financial measures and a reconciliation to the GAAP financial measure, see the sections titled “Use of Non-GAAP Financial Measures” in this release and “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.

(2) Represents share repurchases as part of publicly announced plans.

N/A = Not applicable